As filed with the Securities and Exchange Commission on June 7, 2006.

Registration No. 333-134305

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	64-0676974
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

209 Troy Street

Tupelo, Mississippi

(662) 680-1001

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

RENASANT CORPORATION

PLAN OF ASSUMPTION FOR RENASANT BANCSHARES, INC. WARRANTS

Send to:	Copy to:

E. ROBINSON MCGRAW

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38802-0709

(662) 680-1001 Telephone

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

JANE E. ARMSTRONG, ESQ. Phelps Dunbar LLP Suite 2000, 365 Canal Street New Orleans, Louisiana 70130 (504) 584-9244 Telephone (504) 568-9130 Facsimile

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $5.00 par value per share	72,605 shares	$36.34	$2,638,466	$283(3)

(1)	In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale prices of the registrant’s common stock on May 17, 2006, as reported on the Nasdaq Global Market.

(3)	The filing fee has previously been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38802-0709

(662) 680-1001

72,605 SHARES

COMMON STOCK

($5.00 par value per share)

We are registering the sale of a maximum of 72,605 shares of our common stock that may be sold by the selling shareholders listed in this prospectus upon their exercise of warrants to purchase our common stock. We assumed the warrants in connection with the merger of Renasant Bancshares, Inc. with and into a wholly-owned subsidiary of the company, effective as of July 1, 2004.

We expect that the selling shareholders will sell the shares, from time to time, on the Nasdaq Global Market, in privately negotiated transactions or by a combination of these methods. The selling shareholders will determine when they sell their shares, and sales will be made at the market price or at negotiated prices. We will pay all of the expenses of registration incurred in connection with this offering, but the selling shareholders will pay all of their selling commissions, brokerage fees or other expenses of sale. We will not receive any of the proceeds from the sale of our stock by the selling shareholders.

Our common stock is traded on the Nasdaq Global Market under the trading symbol “RNST.” On June 2, 2006, the closing sales price of our stock was $38.88 per share.

Investing in our common stock involves risks. You should review the section of this prospectus labeled “ Risk Factors” on page 1 prior to making an investment decision.

Neither the Securities and Exchange Commission nor the securities commission of any state has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2006.

Unless we indicate otherwise, references to the “company,” “Renasant,” “we,” “us,” and “our” or similar terms are to Renasant Corporation. References to “Renasant Bancshares” are to Renasant Bancshares, Inc., which we acquired by merger effective July 1, 2004.

1. Risk Factors

An investment in the company’s common stock may involve risk. Our common stock is an equity security, not an insured deposit. Before investing, you should consider all of the risks commonly associated with an investment in equity securities, the particular risks of an investment in our common stock that are summarized below, and those risks incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2005.

Although our common stock is listed for trading on the Nasdaq Global Market, the average daily trading volume in our common stock is low, generally less than that of many of our competitors and other larger bank holding companies. For the three months ending June 5, 2006, the average daily trading volume was 22,195 shares per day. Given this trading volume, significant sales of our common stock, or even the expectation of these sales, could cause volatility.

In addition, our Articles of Incorporation and Bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire the company, even if doing so would be beneficial to our shareholders. The combination of these provisions impedes a non-negotiated merger or other business combination, which could adversely affect the market price of our common stock.

2. About This Prospectus

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we included in the registration statement and the accompanying exhibits we filed with the SEC. You should read the registration statement and the exhibits if you want more information. We filed the registration statement on Form S-3 with the SEC on May 19, 2006, No. 333-134305, and we filed a Pre-Effective Amendment No. 1 to Form S-3 with the SEC on June 7, 2006.

You should assume that the information in this prospectus, or any prospectus supplement, is accurate only as of the date on the front page of the prospectus and that any information we incorporate by reference is accurate only as of the date of the document incorporated by reference. You should only rely upon the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different information.

3. Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a copying fee, by writing to the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You can access information we file electronically with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You can also access this information on our website at http://www.renasant.com.

The SEC permits “incorporation by reference,” which means that we can disclose important information to you by referring you to other documents. The information we incorporate by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until the selling shareholders sell all of the securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 9, 2006.

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2006, filed with the SEC on May 9, 2006.

•	Our Current Reports on Form 8-K filed with the SEC on January 18, 2006, February 23, 2006, April 19, 2006 and May 17, 2006, excluding any information that was furnished, but not filed, included in items 2.02 or 7.01 of our current reports.

•	A description of our common stock, which is contained in the company’s Registration Statement on Form S-4, filed with the SEC on February 17, 1999, as may be amended from time to time to update the description.

You can request a copy of these documents, without charge, by writing, telephoning or e-mailing:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38802

Attention: James W. Gray

Telephone: (662) 680-1001

Email: jimg@renasant.com

4. Forward-Looking Statements

This prospectus and the documents that are made part of this prospectus by reference include forward-looking statements about the company. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning future financial performance, business strategy, and projected plans and objectives of the company. Statements that include conditional words like “will,” “expects,” “should, “could,” “anticipates,” “estimates,” “believes” and “intends” are generally indicative of forward-looking statements, rather than historical facts.

Listed below are some of the factors that may cause our financial results to differ from the results expressed in our forward-looking statements:

•	The impact of economic conditions and interest rates, whether considered on a local, regional, national or international basis;

•	The time or times at which we implement changes in our operations that are intended to achieve enhanced earnings or cost savings;

•	Competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries;

•	The financial resources and actions of our competitors;

•	Changes in laws and regulations that affect the company or the bank, including changes in accounting standards; and

•	Changes in policy by regulatory agencies.

Although we believe that our forward-looking statements are reasonable, you should not place undue reliance on them. Our forward-looking statements are not guarantees of future performance. Many of the factors that determine our financial results are not within our control and cannot be predicted. We disclaim any duty to update our forward-looking statements, and our forward-looking statements are expressly qualified by the information included in this section.

5. Information About the Company

Renasant Corporation, formerly known as The Peoples Holding Company, is a Mississippi corporation that was formed in 1982. We are the parent of the fourth largest commercial bank headquartered in Mississippi, Renasant Bank, formerly called The Peoples Bank & Trust Company, or the bank. We are also the parent of Renasant Insurance, Inc., formerly called The Peoples Insurance Agency, Inc. The bank is a Mississippi-chartered bank that was incorporated in 1904. Our company, the bank and our affiliates operate 61 bank, insurance and financial services offices located in 38 cities in Mississippi, Tennessee and Alabama.

We are headquartered in Tupelo, Mississippi. You can contact us at:

209 Troy Street

Tupelo, Mississippi 38804

Attention: James W. Gray

Telephone: (662) 680-1001

We are subject to federal, state and local laws applicable to banks and bank holding companies and to the regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

6. Issuance of Securities to Selling Shareholders

Effective as of July 1, 2004, Renasant Bancshares, Inc., a Tennessee bank holding company, was merged with and into Peoples Merger Corporation, a subsidiary of the company created for purposes of the merger. In connection with the merger, we assumed outstanding warrants to purchase common stock, which were first issued on May 3, 1999, by the predecessor to Renasant Bancshares, Inc., Community Commercial Bancshares, Inc. Effective as of March 31, 2005, Peoples Merger Corporation was merged with and into the company.

As a result of the merger in 2004, the warrants were converted to rights to acquire an aggregate of 72,605 shares of our common stock. After the merger, the warrants became fully vested and immediately exercisable. The exercise price is $8.9524 per share. Unless otherwise exercised, the warrants expire at 5:00 p.m. Central Standard time on May 2, 2009.

To date, 27,925 shares of our common stock have been issued on account of the exercise of the warrants, and an additional 44,680 shares of our common stock remain to be issued as and when the outstanding warrants are exercised. Please refer to the notes to the table under Item 8, “Selling Shareholders,” for more information about the exercise of the warrants.

7. Use of Proceeds

This prospectus covers the resale by the selling shareholders of a maximum of 72,605 shares of our common stock issued in connection with the exercise of the warrants. The proceeds from these resales will be paid to the selling shareholders and not to us. We have paid the expenses of this prospectus and registration statement of which it is a part, but the selling shareholders will pay any brokerage commissions or similar expenses incurred in connection with their resale of our common stock.

8. Selling Shareholders

The shares of our common stock covered by this prospectus may be offered, from time to time, by the selling shareholders listed below. The information included in the table assumes that all of the warrants will be exercised and that all of the securities acquired on the exercise of the warrants will be resold by the selling shareholders. Except as listed below, none of the selling shareholders holds or has held a position or office or has any material relationship with the company, including its predecessors or affiliates. To the best of our knowledge, the table provides the number of shares of our common stock beneficially owned by each selling shareholder prior to this offering, the maximum number of shares that may be offered and sold by each selling shareholder under this prospectus, and the number of shares of our common stock that will be owned by each selling shareholder after this offering, all determined as of June 5, 2006.

	Shares Beneficially Owned Prior to Offering				Number of Shares Offered	Shares Beneficially Owned After Offering
Selling Shareholders	Number*		Percentage			Number***	Percentage
James K. Dickinson (1)	38,089		*	*	11,170	26,919	*	*
Wanda W. Duke (2)	13,404	(3)	*	*	11,170	2,234	*	*
Jack C. Johnson (1)(4)	60,420		*	*	33,510	26,910	*	*
Phillip R. Langsdon (1)	50,044	(5)	*	*	11,170	38,874	*	*
Michael R. Pera (1)	6,179	(6)	*	*	5,585	594	*	*

*	Beneficial ownership has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. The amounts in the “number” column assume that all warrants have been exercised.

**	Less than 1% of the total number of shares of our common stock outstanding as of the close of business on April 30, 2006, 10,343,060 shares.

***	Assumes that all shares offered under this prospectus are sold by the selling shareholders.

(1)	Formerly a director of Renasant Bancshares; currently a member of the Tennessee State Board of the bank.

(2)	The widow of Edward C. Duke, a former director of Renasant Bancshares.

(3)	Includes 11,170 shares of our common stock issued to Ms. Duke upon the exercise of her warrants on July 1, 2005.

(4)	Currently a director of the company.

(5)	Includes 11,170 shares of our common stock issued to Mr. Langsdon upon the exercise of his warrants on September 2, 2004.

(6)	Includes 5,585 shares of our common stock issued to Mr. Pera upon the exercise of his warrants on March 2, 2006.

9. Plan of Distribution

The selling shareholders, including their transferees, pledgees, donees or other successors in interest, may, from time to time, sell an aggregate of 72,605 shares of our common stock pursuant to this prospectus. Each of the shareholders acts independently of the company to determine the time, manner, and/or amount of any sale. The shareholders may sell the shares:

•	In transactions on the Nasdaq Global Market or such other markets on which our common stock may be listed at the time of sale;

•	In privately-negotiated transactions; or

•	Through a combination of these or other methods.

The selling shareholders may also sell their shares under Rule 144 promulgated under the Securities Act of 1933, as amended, or the “1933 Act,” if available, rather than under this prospectus.

The terms of sale will be determined by the selling shareholders at prevailing market prices, prices related to the prevailing market prices or at previously negotiated prices.

10. Legal Matters

Certain legal matters relating to the validity of our common stock covered by this prospectus will be passed upon for the company by Phelps Dunbar LLP, New Orleans, Louisiana.

11. Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance upon the report of Horne LLP, our independent registered public accounting firm with respect to our financial statements and management’s assessment of the effectiveness of our internal control over financial reporting as of and for the year ended December 31, 2005, given on the authority of the firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2004, included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Below are the costs and expenses payable by the company in connection with the proposed sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$283.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	7,500.00
Total	$17,783.00

Item 15. Indemnification of Directors and Officers.

The Mississippi Business Corporation Act (“MBCA”) empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

•	He conducted himself in good faith;

•	He reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

•	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court, under Section 79-4-8.54(a)(3) of the MBCA, a corporation may not indemnify a director:

•	In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MBCA; or

•	In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MBCA and it is ultimately determined under the MBCA that he has not met the relevant standard of conduct described in the MBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

A corporation may not indemnify a director as described above unless authorized by:

•	The board of directors if there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

•	The board of directors if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with the MBCA, in which authorization directors who do not qualify as disinterested directors may participate or

•	The shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

The bylaws of the Company contain indemnification provisions that require the Company to indemnify any director or officer made party to any proceeding if such director or officer met the requisite standard of conduct. The required standard of conduct under the Bylaws is the same as that under the MBCA. Under the bylaws, special legal counsel may be appointed to determine whether a director or officer met the required standard of conduct if there are fewer than two disinterested directors on the board of directors. The advancement of expenses is also mandatory under the Company’s bylaws, provided that the director or officer makes the deliveries described above and such advancement is authorized as provided under the MBCA.

The Company also maintains an insurance policy insuring the Company and its directors and officers against certain liabilities.

Item 16. Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 17, 2004, and related Plan of Merger among Renasant Bancshares, Inc., The Peoples Holding Company and Peoples Merger Corporation, a wholly-owned subsidiary of The Peoples Holding Company (filed as Annex A-1 to The Peoples Holding Company’s Registration Statement on Form S-4 filed on April 8, 2004 and incorporated herein by reference, Commission File No. 333-114309).

4.1	Articles of Incorporation of Renasant Corporation, as amended (filed as exhibit 3.1 to the Quarterly Report on Form 10-Q of Renasant Corporation filed with the Securities and Exchange Commission on May 9, 2005 and incorporated herein by reference)

4.2	By-laws of Renasant Corporation, as amended (filed as exhibit (3)(ii) to the Annual Report on Form 10-K of Renasant Corporation filed with the Securities and Exchange Commission on March 9, 2006 and as exhibit 3.1 to the Current Report on Form 8-K of Renasant Corporation filed with the Securities and Exchange Commission on May 17, 2006, and incorporated herein by reference).

5.1	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered.

23.1	Consent of Horne LLP.*

23.2	Consent of Ernst & Young LLP.*

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5.1).

24.1	Power of Attorney.*

*	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 5th day of June, 2006.

RENASANT CORPORATION

By:	E. Robinson McGraw
E. Robinson McGraw President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

E. Robinson McGraw E. Robinson McGraw	President and Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2006

Stuart. R. Johnson Stuart R. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2006

William M. Beasley*, Director

George H. Booth, II*, Director

Frank B. Brooks*, Director

Francis J. Cianciola*, Director

John M. Creekmore*, Director

Marshall H. Dickerson*, Director

John T. Foy*, Director

Eugene B. Gifford, Jr.*, Director

Richard L. Heyer, Jr.*, Director

Neal A. Holland, Jr.*, Director

Harold B. Jeffreys*, Director

Jack C. Johnson*, Director

J. Niles McNeel*, Director

C. Larry Michael*, Director

Theodore S. Moll*, Director

John W. Smith*, Director

H. Joe Trulove*, Director

J. Larry Young*, Director

*By:	E. Robinson McGraw
E. Robinson McGraw, Attorney-in-fact Date: June 5, 2006

S-1

EXHIBIT INDEX

Number	Description of Exhibit

5.1	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered.

23.1	Consent of Horne LLP. *

23.2	Consent of Ernst & Young LLP. *

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5.1).

24.1	Power of Attorney. *

*	Previously filed